Exhibit 99.1

CVR Refining Reports 2016 Third Quarter Results

SUGAR LAND, Texas (Oct. 27, 2016) - CVR Refining, LP (NYSE: CVRR), a refiner and marketer of petroleum fuels, today announced third quarter 2016 net income of $15.9 million on net sales of $1,163.5 million, compared to net income of $138.9 million on net sales of $1,361.6 million for the third quarter of 2015. Adjusted EBITDA, a non-GAAP financial measure, for the 2016 third quarter was $75.3 million compared to adjusted EBITDA of $229.6 million for the 2015 third quarter.

For the first nine months of 2016, net income was $26.0 million on net sales of $3,161.9 million, compared to net income of $413.4 million on net sales of $4,213.6 million for the comparable period a year earlier. Adjusted EBITDA for the first nine months of 2016 was $195.1 million, compared to adjusted EBITDA of $585.6 million for the first nine months of 2015.

“A highlight of the 2016 third quarter was the signing of a definitive agreement with Velocity Midstream Partners for the construction of a crude oil pipeline directly linking the fairway of the South Central Oklahoma Oil Province (SCOOP) to CVR Refining’s Wynnewood refinery, which will further enhance our crude supply,” said Jack Lipinski, chief executive officer. “Our Coffeyville refinery also ran exceptionally well during the quarter with a total crude throughput of 130,393 barrels per day (bpd).

“As I mentioned last quarter, the exorbitant costs of Renewable Identification Numbers (RINs) under the broken Renewable Fuel Standard (RFS) program continue to negatively impact our overall financial results,” Lipinski said. “The Environmental Protection Agency (EPA) must change the point of obligation and pull back on its proposed 2017 Renewable Volume Obligations (RVOs) before escalating RIN prices cause irreparable harm to merchant refiners. The EPA is now in the process of literally destroying small and medium-sized merchant refineries like ours that do not control the blending and retail sale of their fuel.

“It is absurd that the EPA continues to punish and ruin merchant refineries that have done nothing wrong when the EPA itself admits that the RFS program is not working,” he continued. “The primary beneficiaries of the broken RFS program are ‘Big Oil,’ large retail chains and the Wall Street speculators that are manipulating the RINs’ market for illicit gain, causing the compliance costs of merchant refineries to skyrocket - all with the EPA’s imprimatur. Even the EPA's own former Chief of Criminal Investigations, Doug Parker, recently stated publicly that ‘structural vulnerabilities in the regulations, limited agency oversight, and a lack of market transparency within the RFS made this program a ripe target for massive fraud and illicit gain.’

“The EPA now has the opportunity to avert another 2008-style financial crisis, but only if it takes resolute and immediate action,” Lipinski added. “If regulatory oversight of the ‘wild west’ RINs’ market, as well as an investigation of the criminal activities identified by Doug Parker, are not brought to bear, a number of small and medium-sized refineries will be driven into bankruptcy, which will do for ‘Big Oil’ what the Federal Trade Commission would never allow them to do for themselves - destroy all of their competitors in the refining business. This will allow them to strengthen oligopolies that will control the supply of gasoline, giving them the ability to cause prices to spike and squeeze consumers at will, which will start a domino effect, crippling the transportation industry and causing many businesses to suffer and even fail.

“We therefore implore the EPA, before it is too late and its rule becomes final on Nov. 30, to take decisive action - by drastically lowering the proposed RVOs for 2017,” he said. “It is important to note that the volumes of ethanol and biofuels that the EPA has indicated it will require refineries to blend in 2017 are mathematically impossible to achieve. Therefore, the demands being made on merchant refineries will be impossible for them to achieve. This has become an ‘Alice in Wonderland’ situation - but it is not funny because of the dire consequences that it will soon manifest.

“We invite everyone to visit our new online resource, www.FixTheRFS.org, to learn more about these important issues, our position and how the EPA can fix this broken program,” Lipinski concluded.

Consolidated Operations

Third quarter 2016 throughputs of crude oil and all other feedstocks and blendstocks totaled 206,733 bpd. Throughputs of crude oil and all other feedstocks and blendstocks for both refineries totaled 210,917 bpd for the same period in 2015.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $10.09 in the 2016 third quarter, compared to $18.65 during the same period in 2015. Direct operating expenses (exclusive of depreciation and amortization), excluding major scheduled turnaround expenses, per crude oil throughput barrel, for the 2016 third quarter were $5.33, compared to $5.27 in the third quarter of 2015.

Distributions

CVR Refining will not pay a cash distribution for the 2016 third quarter. CVR Refining is a variable distribution master limited partnership. As a result, its quarterly distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices paid for crude oil and other feedstocks, as well as the prices received for finished products, RINs' costs and cash reserves deemed necessary or appropriate by the board of directors of its general partner.

Third Quarter 2016 Earnings Conference Call

CVR Refining previously announced that it will host its third quarter 2016 Earnings Conference Call for analysts and investors on Thursday, Oct. 27, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information and other material information about business and financial matters.

The Earnings Conference Call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1005/17702. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8289.

For those unable to listen live, the Webcast will be archived and available for 14 days at https://www.webcaster4.com/Webcast/Page/1005/17702. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 13647399.

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Forward-Looking Statements
This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Refining disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Refining, LP
Headquartered in Sugar Land, Texas, CVR Refining, LP is an independent downstream energy limited partnership that owns refining and related logistics assets in the Midcontinent United States. CVR Refining’s subsidiaries operate a complex full coking medium-sour crude oil refinery with a rated capacity of 115,000 barrels per calendar day (bpcd) in Coffeyville, Kansas, and a complex crude oil refinery with a rated capacity of 70,000 bpcd in Wynnewood, Oklahoma. CVR Refining’s subsidiaries also operate supporting logistics assets including approximately 340 miles of active owned and leased pipelines, approximately 150 crude oil transports, a network of strategically located crude oil gathering tank farms, and approximately 6.4 million barrels of owned and leased crude oil storage capacity.

For further information, please contact:

Investor Contact:
Jay Finks
CVR Refining, LP
(281) 207-3588
IR@CVRRefining.com

Media Relations:
Angie Dasbach
CVR Refining, LP
(281) 207-3550
MediaRelations@CVRRefining.com

CVR Refining, LP

Financial and Operational Data (all information in this release is unaudited except as otherwise noted).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in millions, except per unit data)
Statement of Operations Data:
Net sales	$1,163.5	$1,361.6	$3,161.9	$4,213.6
Cost of product sold	987.5	1,063.7	2,651.7	3,300.8
Direct operating expenses (1)	97.0	112.6	298.7	289.9
Flood insurance recovery	—	—	—	(27.3)
Selling, general and administrative expenses	18.1	18.2	53.4	54.9
Depreciation and amortization	32.5	29.9	95.6	98.1
Operating income	28.4	137.2	62.5	497.2
Interest expense and other financing costs	(10.8)	(10.4)	(31.7)	(32.2)
Interest income	—	0.1	—	0.3
Gain (loss) on derivatives, net	(1.7)	11.8	(4.8)	(52.2)
Other income, net	—	0.2	—	0.3
Income before income tax expense	15.9	138.9	26.0	413.4
Income tax expense	—	—	—	—
Net income	$15.9	$138.9	$26.0	$413.4

Net income per common unit - basic and diluted	$0.11	$0.94	$0.18	$2.80

Adjusted EBITDA*	$75.3	$229.6	$195.1	$585.6
Available cash for distribution*	$0.3	$149.7	$0.3	$405.7

Weighted average, number of common units outstanding:
Basic and diluted	147.6	147.6	147.6	147.6
______________________________
* See “Use of Non-GAAP Financial Measures” below.
(1) Direct operating expenses includes $0.0 million and $31.5 million of major scheduled turnaround expenses during the three and nine months ended September 30, 2016, respectively.

	As of September 30, 2016	As of December 31, 2015
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$285.9	$187.3
Working capital (1)	345.0	297.5
Total assets (1)	2,277.3	2,189.0
Total debt, including current portion (1)	573.3	573.8
Total partners’ capital	1,307.4	1,281.4
______________________________
(1) Prior period amounts have been retrospectively adjusted for Accounting Standard Update No. 2015-03, which requires that costs incurred to issue debt be presented in the balance sheet as a direct reduction from the carrying value of the debt.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$145.6	$258.4	$186.4	$566.9
Investing activities	(18.6)	(45.4)	(86.6)	(123.5)
Financing activities	(0.4)	(145.1)	(1.2)	(312.5)
Net cash flow	$126.6	$67.9	$98.6	$130.9

Capital expenditures for property, plant and equipment:
Maintenance capital expenditures	$10.5	$25.8	$50.1	$66.5
Growth capital expenditures	4.9	19.7	33.3	57.1
Total capital expenditures	$15.4	$45.5	$83.4	$123.6

Operating Data

The following tables set forth information about our consolidated operations and our Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$9.66	$16.17	$9.55	$16.38
FIFO impact, (favorable) unfavorable	0.43	2.48	(0.56)	0.60
Refining margin adjusted for FIFO impact*	10.09	18.65	8.99	16.98
Gross profit	2.55	8.44	2.17	9.91
Gross profit excluding flood insurance recovery*	2.55	8.44	2.17	9.42
Direct operating expenses and major scheduled turnaround expenses	5.33	6.11	5.59	5.20
Direct operating expenses excluding major scheduled turnaround expenses	5.33	5.27	5.00	4.89
Direct operating expenses and major scheduled turnaround expenses per barrel sold	5.04	5.79	5.24	4.88
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$5.04	$4.99	$4.68	$4.59
Barrels sold (barrels per day)	209,228	211,440	208,192	217,696
______________________________
* See “Use of Non-GAAP Financial Measures” below.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
Refining Throughput and Production Data (bpd):
Throughput:
Sweet	176,404	85.3%	185,228	87.8%	174,594	85.4%	184,481	85.5%
Medium	1,983	1.0%	2,037	1.0%	2,321	1.1%	3,220	1.5%
Heavy sour	19,568	9.5%	12,891	6.1%	17,978	8.9%	16,476	7.7%
Total crude oil throughput	197,955	95.8%	200,156	94.9%	194,893	95.4%	204,177	94.7%
All other feedstocks and blendstocks	8,778	4.2%	10,761	5.1%	9,476	4.6%	11,487	5.3%
Total throughput	206,733	100.0%	210,917	100.0%	204,369	100.0%	215,664	100.0%
Production:
Gasoline	106,120	51.2%	103,479	48.9%	106,774	52.2%	106,650	49.1%
Distillate	84,669	40.9%	88,479	41.8%	83,101	40.6%	91,262	42.0%
Other (excluding internally produced fuel)	16,390	7.9%	19,608	9.3%	14,738	7.2%	19,210	8.9%
Total refining production (excluding internally produced fuel)	207,179	100.0%	211,566	100.0%	204,613	100.0%	217,122	100.0%
Product price (dollars per gallon):
Gasoline	$1.45		$1.72		$1.31		$1.69
Distillate	1.45		1.60		1.30		1.70

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$44.94	$46.50	$41.53	$51.01
Crude Oil Differentials:
WTI less WTS (light/medium sour)	1.47	(1.62)	0.82	(0.47)
WTI less WCS (heavy sour)	14.23	15.14	13.59	12.79
NYMEX Crack Spreads:
Gasoline	13.73	22.23	16.24	22.30
Heating Oil	14.34	20.05	13.04	22.87
NYMEX 2-1-1 Crack Spread	14.03	21.14	14.64	22.59
PADD II Group 3 Basis:
Gasoline	0.48	0.63	(3.59)	(2.99)
Ultra Low Sulfur Diesel	1.01	0.27	(0.38)	(2.61)
PADD II Group 3 Product Crack Spread:
Gasoline	14.21	22.87	12.65	19.31
Ultra Low Sulfur Diesel	15.35	20.31	12.65	20.26
PADD II Group 3 2-1-1	14.78	21.59	12.65	19.78

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$788.1	$840.0	$2,094.1	$2,698.0
Cost of product sold	669.9	669.9	1,763.3	2,135.6
Refining margin*	118.2	170.1	330.8	562.4
Direct operating expenses	50.7	54.0	144.5	155.6
Major scheduled turnaround expenses	—	15.6	31.5	17.2
Flood insurance recovery	—	—	—	(27.3)
Depreciation and amortization	17.7	15.7	51.4	54.7
Gross profit	$49.8	$84.8	$103.4	$362.2

Refining margin adjusted for FIFO impact*	$122.2	$201.3	$308.4	$582.9

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$9.86	$15.57	$9.94	$16.42
FIFO impact, (favorable) unfavorable	0.33	2.85	(0.67)	0.60
Refining margin adjusted for FIFO impact*	10.19	18.42	9.27	17.02
Gross profit	4.15	7.76	3.11	10.58
Gross profit excluding flood insurance recovery*	4.15	7.76	3.11	9.78
Direct operating expenses and major scheduled turnaround expenses	4.23	6.37	5.29	5.05
Direct operating expenses excluding major scheduled turnaround expenses	4.23	4.95	4.34	4.54
Direct operating expenses and major scheduled turnaround expenses per barrel sold	3.93	5.95	4.80	4.61
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$3.93	$4.62	$3.94	$4.15
Barrels sold (barrels per day)	140,256	127,089	133,729	137,365
______________________________
* See “Use of Non-GAAP Financial Measures” below.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
Coffeyville Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	110,825	81.0%	105,314	83.3%	101,803	79.2%	106,256	79.2%
Medium	—	—%	552	0.4%	1,641	1.3%	2,732	2.0%
Heavy sour	19,568	14.3%	12,891	10.2%	17,978	13.9%	16,476	12.3%
Total crude oil throughput	130,393	95.3%	118,757	93.9%	121,422	94.4%	125,464	93.5%
All other feedstocks and blendstocks	6,399	4.7%	7,753	6.1%	7,193	5.6%	8,691	6.5%
Total throughput	136,792	100.0%	126,510	100.0%	128,615	100.0%	134,155	100.0%
Production:
Gasoline	70,013	50.3%	60,849	47.3%	67,298	51.5%	65,000	47.4%
Distillate	57,839	41.6%	55,521	43.1%	54,192	41.5%	59,050	43.0%
Other (excluding internally produced fuel)	11,286	8.1%	12,407	9.6%	9,191	7.0%	13,115	9.6%
Total refining production (excluding internally produced fuel)	139,138	100.0%	128,777	100.0%	130,681	100.0%	137,165	100.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$374.3	$520.5	$1,064.4	$1,512.3
Cost of product sold	317.7	393.1	888.5	1,164.5
Refining margin*	56.6	127.4	175.9	347.8
Direct operating expenses	46.3	42.9	122.7	117.0
Major scheduled turnaround expenses	—	—	—	—
Depreciation and amortization	12.7	12.5	38.0	37.6
Gross profit (loss)	$(2.4)	$72.0	$15.2	$193.2

Refining margin adjusted for FIFO impact*	$60.4	$141.8	$168.6	$361.0

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$9.10	$17.01	$8.74	$16.18
FIFO impact, (favorable) unfavorable	0.61	1.93	(0.36)	0.61
Refining margin adjusted for FIFO impact*	9.71	18.94	8.38	16.79
Gross profit (loss)	(0.39)	9.61	0.76	8.99
Direct operating expenses and major scheduled turnaround expenses	7.45	5.73	6.10	5.44
Direct operating expenses excluding major scheduled turnaround expenses	7.45	5.73	6.10	5.44
Direct operating expenses and major scheduled turnaround expenses per barrel sold	7.29	5.53	6.01	5.33
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$7.29	$5.53	$6.01	$5.33
Barrels sold (barrels per day)	68,971	84,351	74,463	80,332

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
Wynnewood Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	65,579	93.8%	79,914	94.6%	72,791	96.1%	78,225	96.0%
Medium	1,983	2.8%	1,485	1.8%	680	0.9%	488	0.6%
Heavy sour	—	—%	—	—%	—	—%	—	—%
Total crude oil throughput	67,562	96.6%	81,399	96.4%	73,471	97.0%	78,713	96.6%
All other feedstocks and blendstocks	2,379	3.4%	3,008	3.6%	2,283	3.0%	2,796	3.4%
Total throughput	69,941	100.0%	84,407	100.0%	75,754	100.0%	81,509	100.0%
Production:
Gasoline	36,107	53.1%	42,630	51.5%	39,476	53.4%	41,650	52.1%
Distillate	26,830	39.4%	32,958	39.8%	28,909	39.1%	32,212	40.3%
Other (excluding internally produced fuel)	5,104	7.5%	7,201	8.7%	5,547	7.5%	6,095	7.6%
Total refining production (excluding internally produced fuel)	68,041	100.0%	82,789	100.0%	73,932	100.0%	79,957	100.0%
______________________________
Cost of product sold, direct operating expenses and selling, general and administrative expenses are all reflected exclusive of depreciation and amortization.

* See “Use of Non-GAAP Financial Measures” below.

Use of Non-GAAP Financial Measures

To supplement our actual results in accordance with GAAP for the applicable periods, the Partnership also uses the non-GAAP financial measures noted above, which are reconciled to our GAAP-based results below. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Partnership’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of product sold at which we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Statements of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impact. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of product sold (taking into account the impact of our utilization of FIFO) at which we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in a favorable FIFO impact when crude oil prices increase and an unfavorable FIFO impact when crude oil prices decrease.

Gross profit excluding flood insurance recovery is calculated as the difference between net sales, cost of product sold (exclusive of depreciation and amortization), direct operating expenses (exclusive of depreciation and amortization), major scheduled turnaround expenses and depreciation and amortization. Gross profit excluding flood insurance recovery per crude throughput barrel is calculated as gross profit excluding flood insurance recovery as derived above divided by our refineries’ crude oil throughput volumes for the respective periods presented. Gross profit excluding flood insurance recovery is a non-GAAP measure that should not be substituted for operating income. Management believes it is important to investors in evaluating our refineries’ performance and our ongoing operating results. Our calculation of gross profit excluding flood insurance recovery may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

EBITDA and Adjusted EBITDA. EBITDA represents net income before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for (i) FIFO impact, (favorable) unfavorable; (ii) share-based compensation, non-cash; (iii) loss on extinguishment of debt; (iv) major scheduled turnaround expenses (that many of our competitors capitalize and thereby exclude from their measures of EBITDA and adjusted EBITDA); (v) (gain) loss on derivatives, net; (vi) current period settlements on derivative contracts and (vii) flood insurance recovery. We present Adjusted EBITDA because it is the starting point for our calculation of available cash for distribution. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income or cash flow from operations. Management believes that EBITDA and Adjusted EBITDA enable investors to better understand our ability to make distributions to our common unitholders, help investors evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently.

A reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three and nine months ended September 30, 2016 and 2015 is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in millions)
Net income	$15.9	$138.9	$26.0	$413.4
Add:
Interest expense and other financing costs, net of interest income	10.8	10.3	31.7	31.9
Income tax expense	—	—	—	—
Depreciation and amortization	32.5	29.9	95.6	98.1
EBITDA	59.2	179.1	153.3	543.4
Add:
FIFO impact, (favorable) unfavorable	7.7	45.6	(29.7)	33.7
Share-based compensation, non-cash	—	0.3	—	0.4
Major scheduled turnaround expenses	—	15.6	31.5	17.2
(Gain) loss on derivatives, net	1.7	(11.8)	4.8	52.2
Current period settlements on derivative contracts(1)	6.7	0.8	35.2	(34.0)
Flood insurance recovery(2)	—	—	—	(27.3)
Adjusted EBITDA	$75.3	$229.6	$195.1	$585.6
_________________________

(1)
Represents the portion of (gain) loss on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts and upon settlement, there is no cost recovery associated with these contracts.

(2)
Represents an insurance recovery from Coffeyville Resources Refining and Marketing, LLC’s environmental insurance carriers as a result of the flood and crude oil discharge at the Coffeyville refinery on June/July 2007.

Available cash for distribution is not a recognized term under GAAP. Available cash should not be considered in isolation or as an alternative to net income or operating income as a measure of operating performance. In addition, available cash for distribution is not presented as, and should not be considered, an alternative to cash flows from operations or as a measure of liquidity. Available cash as reported by the Partnership may not be comparable to similarly titled measures of other entities, thereby limiting its usefulness as a comparative measure.

Available cash begins with Adjusted EBITDA reduced for cash needed for (i) debt service; (ii) reserves for environmental and maintenance capital expenditures; (iii) reserves for major scheduled turnaround expenses and (iv) to the extent applicable, reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner. Actual distributions are set by the board of directors of our general partner. The board of directors of our general partner may modify our cash distribution policy at any time, and our partnership agreement does not require us to make distributions at all.

A reconciliation of Adjusted EBITDA to Available cash for distribution is as follows:

	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2016
	(in millions, except per unit data)
Adjusted EBITDA	$75.3	$195.1
Adjustments:
Less:
Cash needs for debt service	(10.0)	(30.0)
Reserves for environmental and maintenance capital expenditures	(40.0)	(96.4)
Reserves for major scheduled turnaround expenses	(25.0)	(48.7)
Reserves for future operating needs	—	(19.7)
Available cash for distribution	$0.3	$0.3

Available cash for distribution, per unit	$—	$—
Common units outstanding	147.6	147.6

Q4 2016 Outlook. The table below summarizes our outlook for certain refining statistics for the fourth quarter of 2016. See “forward looking statements.”

	Q4 2016
	Low	High
Refinery Statistics:
Total crude oil throughput (bpd)	190,000	205,000
Total refining production (bpd)	200,000	215,000